Exhibit 99.1

SUBSCRIPTION AGREEMENT

TO:	Independence Bancshares, Inc. Attn: Martha L. Long 500 East Washington Street Greenville, South Carolina 29601

Ladies and Gentlemen:

You have informed me that Independence Bancshares, Inc., a South Carolina corporation (the “Company”), is offering up to 2,351,250 shares of its common stock at a price of $0.80 per share to existing shareholders as of the close of business on December 30, 2012, as provided herein and as described in and offered pursuant to the prospectus dated [•], 2013 (the “Prospectus”) and furnished with this Subscription Agreement (this “Agreement”).

This offering will expire upon the earlier of the sale of all 2,351,250 shares of common stock or at 5:00 p.m., Eastern Standard time, on [•], 2013, unless extended for up to an additional 30 days by the Company’s Board of Directors (the “Expiration Date”).

1.  Subscription. Subject to the terms and conditions included, the undersigned tenders this Agreement, together with payment in United States currency by check payable to “Independence Bancshares, Inc.” or by wire transfer to “Independence Bancshares, Inc., [•],” representing the payment of $0.80 per share for the number of shares of common stock indicated below. The total subscription price must be paid at the time this Agreement is executed.

2.  Acceptance of Subscription. The undersigned acknowledges that this Agreement, along with payment in full for the number of shares of common stock indicated below, must be received by the Company on or before the Expiration Date, provided, that the Company reserves the right to accept any late subscriptions or payments in its sole discretion. It is understood and agreed that the Company shall have the right to accept or reject this Agreement in whole or in part, for any reason whatsoever. The Company may reduce the number of shares for which the undersigned has subscribed, indicating acceptance of less than all of the shares subscribed on its written form of acceptance.

3.  Acknowledgments. The undersigned acknowledges that he or she has received a copy of the Prospectus. This Agreement creates a legally binding obligation and the undersigned agrees to be bound by the terms of this Agreement.

4.  Revocation. The undersigned agrees that once this Agreement is tendered to the Company, it may not be withdrawn and that this Agreement shall survive the death or disability of the undersigned.

By executing this Agreement, the subscriber is not waiving any rights he or she may have under federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

The shares of common stock offered here are not savings accounts or savings deposits accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

(Signatures appear on the following page.)

Please indicate in the space provided below the exact name or names and address in which the stock certificate representing shares subscribed for hereunder should be registered.

Number of Shares Subscribed For	Name or Names of Subscribers (Please Print)

$
Total Subscription Price at $0.80 per share	Please indicate form of ownership desired (individual, joint tenants with right of survivorship, tenants in common, trust corporation, partnership, custodian, etc.)

Date:	(L.S.)
Signature of Subscriber(s)
(L.S.)
Social Security Number or Federal Taxpayer Identification Number	Signature of Subscriber(s)

Street (Residence) Address:

Home Phone Number

City, State and Zip Code	Business Phone Number

Email Address	Cellular Phone Number

When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In the case of joint tenants or tenants in common, each owner must sign.

TO BE COMPLETED BY INDEPENDENCE BANCSHARES, INC.:

Accepted as of _______________, ____, as to ____ shares.

INDEPENDENCE BANCSHARES, INC.

By:
Title:

2

FEDERAL INCOME TAX BACKUP WITHHOLDING

In order to prevent the application of federal income tax backup withholding, each subscriber must provide the Company with a correct Taxpayer Identification Number (“TIN”). An individual’s social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9 below.

Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the IRS.

Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, “Applied For” should be written in the space provided for the TIN on the Substitute Form W-9.

SUBSTITUTE FORM W-9

Under penalties of perjury, I certify that: (i) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are not longer subject to backup withholding, do not cross out item (ii).

Each subscriber should complete this section.

Signature of Subscriber	Signature of Subscriber

Printed Name	Printed Name

Social Security or Employer Identification No.	Social Security or Employer Identification No.